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                                   EXHIBIT 5.1



1251 Avenue of the Americas
New York, New York 10020-1104
www.piperrudnick.com

PHONE    (212) 835-6000
FAX      (212) 835-6001

                                  May 25, 2001


i3 Mobile, Inc.
181 Harbor Drive
Stamford, CT 06902

Ladies and Gentlemen:

         We have acted as counsel to i3 Mobile, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 1,615,645 shares (the "Shares") of Common Stock, par value $.01 per Share, issuable under the Company's Amended 2000 Stock Incentive Plan (the "Plan").

         We have examined copies of the Company's Restated Certificate of Incorporation, as amended, the Company's Amended Bylaws, the Plan, all resolutions adopted by the Company's Board of Directors and shareholders relating to the above and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for this opinion. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and will be (when issued, sold and delivered as authorized) validly issued, fully paid and non-assessable.

         The opinion set forth herein is limited to matters governed by the laws of the State of Delaware and the Federal Laws of the United States of America, and we express no opinion as to any other laws.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,


                                         PIPER MARBURY RUDNICK & WOLFE LLP